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                                                                   Exhibit 10.42
                           STANDARD REVENUE SHARING
                             OUTPUT LICENSE TERMS
                                  (RETAILER)


As of June ___, 1998

The following (the "Agreement") sets forth the terms of the license agreement (the "License") between * and the retailer set forth on the cover letter attached hereto (the "Retailer") for revenue sharing on * Rental Picture output (as defined below), distributed by *.

1.   TERM:  * period commencing upon the date first set forth above.  After the
     ----
     first six (6) months of the Term, the parties agree to evaluate the commercial feasibility and benefits of revenue sharing.

2.   TERRITORY:  United States and its territories and possessions only.
     ---------

3.   DEFINITIONS AND CALCULATIONS:
     ----------------------------

     a.  *

              (i)  *

             (ii)  *

            (iii)  *

             (iv)  *

                   (A)  *

                   (B)  *

                   (C)  *

                   (D)  *

                   (E)  *

                   (F)  *

                   (G)  *

                   (H)  *



*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.
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                   (I)  *

                   (J)  *

     b.  *

     c.  *

     d.  *

     e.   "Month" shall be defined as each calendar Month, and each Month shall
           -----
          end on the last day of such Month.

     f.   "Picture Term" means for each Rental Picture the first 26 weeks of
           ------------
          rental release beginning with Street Date.

     g.   "Rental Picture" means each and every new release on videocassette of
           --------------
          a feature motion picture for which * owns or controls home video distribution rights in the Territory (subject to any and all approvals required by any third party) of not fewer than seventy (70) minutes in length, priced for rental in the retail market; provided, however the following shall be specifically excluded from Rental Pictures: (i) product controlled by third parties who do not approve of the terms hereof and (ii) videocassettes of sports events, concert footage, stage plays, documentaries, video or theatrical re-releases, or library titles.

     h.   *

             (i) *

            (ii) "Taxes" shall mean any and all sales, excise, value added or
                  -----
                 other taxes which meet the following qualifications: (A) the taxes are separately stated, (B) the taxes are required by law to be collected from Retailer's customers, and (C) the taxes are actually paid by Retailer to taxing authorities.

     i.   "Stores" shall mean all Retailer-owned rental retail stores and any
           ------
          and all Retailer franchisees that elect to participate in, and comply with, the obligations set forth under this Agreement and any other obligations that Retailer may impose to administer the terms hereof with respect to any such franchisees. All franchisees that participate shall be treated as Retailer Stores for the purposes of this Agreement, and the actual rental transactions of such franchisees on Measurement Titles shall be included in Retailer's total rental transactions. In the event that there is insufficient historical data, the parties shall use good faith efforts to agree on estimated rental transactions for such



*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

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          franchisees. "Stores" shall specifically exclude any new store or stores owned or controlled by Retailer operating under any name other than Retailer's name or trade marks or trade names utilized by Retailer, provided that Retailer agrees to provide any such names to * in writing, upon execution hereof for existing Retailer-owned stores, or upon acquisition of any such new stores, as the case may be. The parties agree that with respect to stores and/or chains of stores acquired by Retailer during the Term, such stores shall be eligible to assume the rights and obligations set forth hereunder provided Retailer shall report for such new stores through its existing established reporting mechanism, and, any existing revenue sharing agreement of any such store with * shall terminate. Upon the addition or acquisition of stores, Retailer shall notify * immediately in writing, and the parties shall begin good faith discussions to immediately increase the number of Base Units to reflect such store acquisitions and/or additions.

     j.   "Street Date" means the first day retailers are permitted by * to make
           -----------
          a title available for rental to consumers.

4.   LICENSED RIGHTS:
     ---------------

     a.   Homevideo Distribution License:  * licenses to Retailer on a limited
          ------------------------------
          and non-exclusive basis homevideo distribution rights to the Rental Pictures in VHS format only for rental only in Stores in the retail market in the Territory during the Term, subject to the terms hereunder.

     b.   Credit Approval:  * and Retailer agree that this License is and shall
          ---------------
          during the Term be conditioned upon and subject to (i) Retailer's credit approval by * or its designee and (ii) maintenance of such level of credit worthiness during the Term, which level may be evaluated periodically by * or its designee at any time during the Term.

     c.   Reservation of Title:  Legal title to, and risk of loss of, the
          --------------------
          Licensed Units hereunder shall remain vested in *, subject to disposition of PVTs pursuant to Paragraph 8 below. Retailer shall not permit any encumbrance to attach to any Licensed Units delivered pursuant to this Agreement.

5.   *

     a.  *

             (i)  *

            (ii)  *

     b.  *



*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

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     c.  *

6.   *

     a.  *

     b.  *

7.   STATEMENTS AND PAYMENTS:
     -----------------------

     a.   Statements:  On a Monthly basis, within seven (7) business days after
          ----------
          the Month, for each Rental Picture, Retailer shall provide to *, in the formats reasonably requested and as periodically amended by *, a statement (the "Statement) which reflects the rental and related activities for such Month, including, without limitation, Initial Payment, * Revenue Share, sales of PVTs (as defined below in Paragraph
          8), and actual Bad Debt.

     b.   Payments:  For each Rental Picture, to the extent any amounts are due
          --------
          pursuant to the Statements, * or its designee shall invoice Retailer, with such amounts due and payable the tenth of the second month following to an account designated by *.

8.   DISPOSITION OF PREVIOUSLY VIEWED TAPES:
     --------------------------------------

     a.   Sale:  For each Rental Picture, * may direct Retailer, as its agent,
          ----
          to sell previously viewed tapes ("PVTs") to consumers pursuant to the following conditions:

              (i)  *

             (ii)  *

            (iii)  *

                   (A)  *

                   (B)  *

     b.   Other Disposition:
          -----------------

              (i)  *

                   (A)  *

                   (B)  *


*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

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                   (C)  *

             (ii)  *

     c.  *

9.   PLACEMENT OF LICENSED UNITS:  Retailer shall place all Licensed Units of
     ---------------------------
     each Rental Picture licensed hereunder on prominent "new release" display walls or another agreed equivalent in-store location for not fewer than * after Street Date, subject to prior sale pursuant to the terms of Paragraph 8(a) above.

10.  ADVERTISING SUPPORT:  * may elect from time to time to provide advertising
     -------------------
     support funds in a lawful, fair and proportional manner to be used by Retailer with respect to the Rental Pictures licensed hereunder.

11.  DELIVERY: *, at its cost, shall use its reasonable good faith efforts to
     --------
     deliver product to a distribution center designated by Retailer in a timely manner prior to Street Date for each Rental Picture. The parties agree that for each Rental Picture, Retailer may retain up to * of the Base Units at its distribution center for replenishment of defectives (the "Replenishment Units"), new stores, and unexpected spikes in product performance. To the extent the Replenishment Units are still in the distribution center at the end of the applicable Picture Term for each Rental Picture, such Replenishment Units shall be subject to disposition pursuant to the terms of Paragraph 8(b) above.

12.  INFORMATION TO BE PROVIDED BY RETAILER:  To the extent reasonably available
     --------------------------------------
     to Retailer and with respect to * product only, Retailer agrees to provide the following information to * at Retailer's expense:

     a.   Revenue Share Reporting:  On a weekly basis, no later than Tuesday
          -----------------------
          morning for activity through the previous Sunday, Retailer shall deliver to * * reports detailing the number of rental transactions and gross revenues per Rental Picture, per Store, by market.

     b.   Other Information:  Retailer and * shall mutually agree on other
          -----------------
          information to be provided to *.

13.  AUDIT RIGHTS:  Upon not less than fourteen (14) days advance written notice
     ------------
     to Retailer, *, or its representatives or designees, shall have the right during normal business hours, but not more than three (3) times during the Term and all the Picture Terms and one (1) time after the expiration or earlier termination of the Term and all the Picture Terms, to inspect, audit and make extracts of the books and records of Retailer insofar as said books and records relate to the calculation or determination by Retailer of (a) Revenue, (b) * Revenue Share, (c) Credit, (d) Bad Debt, and
     (e) the rights licensed hereunder. Such rights of audit shall continue for a period of two (2) years following the expiration of all Picture Terms as provided for under this Agreement. The parties agree that Retailer shall have the right reasonably to


*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

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     to approve independent auditors hired by * to conduct an audit, provided that the internal auditors of * and/or * and the accounting firm of * or * then existing auditors shall be deemed pre-approved for any and all audits conducted pursuant hereto. Notwithstanding the foregoing, the parties agree that no * or * employees shall have direct access to Retailer's information relating to * competitors or Retailer's aggregate market data.

14.  CONFIDENTIALITY:  Each of * and Retailer acknowledges that (i) the terms
     ---------------
     and conditions of this Agreement, and (ii) all information and data (including, without limitation, rental and revenue forecasts, projections and estimates and actual results, in whatever form or medium) (collectively, the "Confidential Information") provided by each party to the other under this Agreement are highly proprietary and confidential. Each of * and Retailer agrees that it shall not use Confidential Information (other than in connection with the performance of its obligations under this Agreement or the exercise of its rights under this Agreement) or disclose Confidential Information to any person (other than its officers, employees, agents, representatives, licensees and licensors on a need-to-know basis only and who agree to be bound by the confidentiality obligations hereunder) or unless compelled by subpoena or court order or state or federal securities laws to disclose any such Confidential Information. This Paragraph 14 shall survive expiration or earlier termination of this Agreement.

15.  INDEMNIFICATION:
     ---------------

     a.   Indemnification by Retailer:  Except as otherwise provided in
          ---------------------------
          Paragraph 15(b) below, Retailer shall defend, indemnify and hold *, its parent company, their affiliates and subsidiaries, and the officers, directors, agents and employees of each, free and harmless from all suits, claims, demands and other liabilities and expenses (including attorneys' fees) (each, a "Claim") which may arise directly or indirectly out of or by reason of (i) the unauthorized use by Retailer of any patented invention, or of any copyrighted material provided by *, (ii) a Claim from a customer arising out of Retailer's rental or retail practices or course of dealing with respect to such customer, and/or (iii) a breach or violation of this Agreement or any obligation, covenant, representation or warranty made hereunder by Retailer.

     b.   Indemnification by *:  Except as otherwise provided in Paragraph 15(a)
          --------------------
          above, * shall defend, indemnify and hold Retailer, its parent company, their affiliates, subsidiaries, and franchisees, and the officers, directors, agents, and employees of each, free and harmless from all Claims (including reasonable attorneys' fees) which may arise directly or indirectly out of or by reason of (i) copyright infringement by, or other third party Claim against, * with respect to the content of any Rental Picture, provided such Claim or infringement is not the result of the negligence of Retailer or any employee or agent of Retailer, (ii) a physical defect in any Licensed Unit provided to Retailer hereunder by *, provided such defect was not caused by the


*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

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          negligence of Retailer or any employee or agent of Retailer, and/or
          (iii) a breach or violation of this Agreement or any obligation, covenant, representation or warranty made hereunder by *.

16.  REMEDIES:  Each of * and Retailer acknowledge and agree that a material
     --------
     breach by either party of any of its obligations under this Agreement, gives the other party the right to terminate this Agreement upon * prior written notice. Retailer waives any rights to seek injunctive relief with respect to the sale, license and/or other distribution of any Rental Picture, provided that Retailer does not waive any right it may have to seek specific performance under this Agreement with respect to any Rental Picture being distributed by * in the rental retail marketplace. The termination of this Agreement shall not relieve the parties of any obligations incurred prior to such termination.

17.  DEFECTIVES:  The parties agree that there shall be no replacements of, or
     ----------
     credits or set-offs against the Initial Payment, overages, or any other amounts owed to * by Retailer for, defective Licensed Units. For each Rental Picture, to the extent defectives exceed * of the total number of Licensed Units delivered to Retailer during the first thirty (30) days after Street Date, Retailer may exchange defectives for new videos from * to be delivered within a reasonable time thereafter, which reasonable time shall be within seventy-two (72) hours, provided that Retailer utilizes * eight hundred (800) number defective replacement system.

18.  REPRESENTATIONS AND WARRANTIES:
     ------------------------------

     a.   Representations and Warranties of Retailer:  Retailer hereby agrees,
          ------------------------------------------
          warrants and represents that Retailer has full authority, capacity and ability to execute this Agreement and to perform all of its obligations hereunder.

     b.   Representations and Warranties of *:  * hereby agrees, warrants and
          -----------------------------------
          represents that * has full authority, capacity and ability to execute this Agreement and to perform all of its obligations hereunder.

19.  MISCELLANEOUS:
     -------------

     a.   Amendment and Waiver:  Except as otherwise provided herein, no
          --------------------
          modification, amendment or waiver of any provision of this Agreement shall be effective against any party unless such modification, amendment or waiver is approved in writing by Retailer and *. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     b.   Severability:  Whenever possible, each provision of this Agreement
          ------------
          shall be interpreted in such manner as to be effective and valid under applicable law,


*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

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          but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     c.   Entire Agreement:  Except as otherwise expressly set forth herein,
          ----------------
          this document embodies the complete agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

     d.   Assignment:
          ----------

              (i)   Retailer Assignment:  This Letter Agreement shall not be
                    -------------------
                    assigned by Retailer without the prior written consent of *.

             (ii)   * Assignment:  This Letter Agreement shall not be assigned
                    -------------
                    by * without the prior written consent of Retailer, except to any corporation or entity which controls, is controlled by, or under common control with *.

            (iii)   Purchase of Retailer by a Studio or Third Party Retailer.
                    --------------------------------------------------------

                    (A)  Purchase by Studio:  In the event a motion picture
                         ------------------
                         studio or home video company (for purposes hereof, in each instance, a "Studio") enters into an agreement to acquire Retailer, * shall be given prompt notice of such agreement and shall have the option to terminate this Agreement immediately upon written notice to Retailer. Promptly following such notice of acquisition agreement, Retailer, in consultation with *, shall undertake to provide adequate assurance in writing to * that proprietary and confidential information of * shall not be disclosed to, or otherwise made accessible to, the management or other employees of such Studio following such acquisition. As used in this Paragraph 19(d)(iii)(A), the term "Studio" shall also include, without limitation, the respective affiliated corporations which control, are controlled by, or are under common control with, any such Studio. The term "control" shall refer to the ownership of at least fifty percent (50%) of the outstanding voting power of the corporation or entity which is subject to such "control".


*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

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                    (B)  Purchase by/of Third Party Retailer:  In the event a
                         -----------------------------------
                         third party retailer enters into an agreement to acquire Retailer, or Retailer enters into an agreement to acquire a third party retailer, * and Retailer agree that in such event, the terms of this Agreement shall apply only (i) to already existing Retailer Stores and
                         (ii) to any new stores which operate under the Retailer name at the retail level, subject to the ability of such new stores to report through Retailer's established reporting mechanism.

                    (C)  Definition of "Purchase":  For purposes of this
                         ------------------------
                         Subparagraph 19(d)(iii) the term "Purchase" shall include acquisition, merger and/or other consolidation.

     e.   Counterparts.  This Agreement may be executed in separate counterparts
          ------------
          each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     f.   Due Authorization.  Each of * and Retailer represents and warrants
          -----------------
          that the officer executing this Agreement has been duly authorized and that this Agreement when executed and delivered shall be valid and binding and enforceable in accordance with its terms.

     g.   Notices.  All notices provided for in this Agreement shall be in
          -------
          writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the parties as follows:

          If to Retailer:

          As set forth in the cover letter attached hereto, with a copy to the General Counsel.

          If to *:

          *
          *
          *
          *
          *


          *
          *
          *
          *


*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

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          *

          With a copy to *:

          *
          *
          *
          *
          *

     h.   Governing Law.  This Agreement and all matters or issues material
          -------------
          thereto shall be governed by the laws of the *, applicable to contracts performed entirely therein. * and Retailer hereby agree that all actions, proceedings or litigation relating to this Agreement shall be instituted and prosecuted solely within the * and each party hereby consents to the jurisdiction of the * and the * with respect to any matter arising out of or relating to this Agreement.

     i.   Descriptive Headings.  The descriptive headings of this Agreement are
          --------------------
          inserted for convenience only and do not constitute a part of this Agreement.

     j.   Relationship of Parties.  Nothing contained herein shall constitute a
          -----------------------
          partnership, joint venture, association or principal and agent relationship or be construed to evidence the intention of the parties to constitute such. Retailer and * are independent contractors and neither has any authority to act on the other's behalf or to bind the other in any way.

     k.   Force Majeure.  Whenever performance by any party of its obligations
          -------------
          under this Agreement, other than any of Retailer's payment obligations hereunder, is substantially prevented by reason of any act of God, strike, lock-out, or other industrial or transportational disturbance, fire, lack of materials, law, regulation or ordinance, war or war conditions, or by reason of any other matter beyond such party's reasonable control, then such performance shall be excused and this Agreement shall be deemed suspended during the continuation of such prevention, and the term shall be extended for a period equal to the time of such suspension.

     l.   Third Parties.  None of the provisions of this Agreement is intended
          -------------
          for the benefit of or shall be enforceable by any third parties, including creditors of Retailer or *.


*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

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In WITNESS WHEREOF, this Agreement was executed by the parties on the date first written above.

RETAILER                            *


By:  /s/ Daniel A. Potter           By: /s/          *
     --------------------               --------------------------------------

Its:  CEO                           Its:               *
      -------                           --------------------------------------

Retailer:
         ----------------


* Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

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